UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2023

Distoken Acquisition Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41622	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Unit 1006, Block C, Jinshangjun Park No. 2 Xiaoba Road, Panlong District Kunming, Yunnan, China	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +86 871 63624579

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one ordinary share, one redeemable warrant, and one right	DISTU	The Nasdaq Stock Market LLC
Ordinary shares, par value $0.0001 per share	DIST	The Nasdaq Stock Market LLC
Redeemable warrants, each warrant entitling the holder to purchase one ordinary share at a price of $11.50 per share	DISTW	The Nasdaq Stock Market LLC
Rights, each right entitling the holder to receive one-tenth of one ordinary share	DISTR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 10, 2023, Distoken Acquisition Corporation (the “Company”) issued a promissory note (the “Note”) in the aggregate principal amount of up to $360,000 (the “Extension Funds”) to Xiaosen Sponsor LLC, a Cayman Islands limited liability company, the Company’s sponsor, pursuant to which the Extension Funds will be deposited into the Company’s trust account (the “Trust Account”) for the benefit of each outstanding ordinary share of the Company (“Public Share”) that was not redeemed in connection with the extension of the Company’s termination date from November 17, 2023 to November 18, 2024.

The Company will deposit $30,000 per month into the Trust Account, which equates to approximately $0.01 per remaining Public Share, for each calendar month (commencing on November 18, 2023 and on the 18th day of each subsequent month) until November 18, 2024, or portion thereof, that is needed to complete an initial business combination, for up to an aggregate of $360,000. The first installment of the Extension Funds will be deposited into the Trust Account on or about November 16, 2023. After such funding, the Trust Account will contain approximately $10.58 per remaining Public Share outstanding.

The Note bears no interest and is repayable in full upon the earlier of (a) the date of the consummation of the Business Combination, and (b) the date of the liquidation of the Company.

The foregoing description is qualified in its entirety by reference to the Note, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item  5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure contained in Item 5.07 of this Current Report on Form 8-K is incorporated by reference in this Item 5.03.

Item  5.07 Submission of Matters to a Vote of Security Holders.

On November 10, 2023, the Company held an extraordinary general meeting of shareholders (the “Meeting”). At the Meeting, the following proposals were considered and acted upon by the shareholders of the Company:

(a) a proposal to amend the Company’s amended and restated memorandum and articles of association (the “Charter Amendment”) to extend the date by which the Company has to consummate an initial business combination from November 17, 2023 to November 18, 2024, or such earlier date as determined by the board of directors (the “Extension Amendment Proposal”); and

(b) a proposal to approve the adjournment of the Meeting to a later date or dates or indefinitely, if necessary, (i) to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of any of the foregoing proposals or (ii) if the board of directors determines before the Meeting that it is not necessary or no longer desirable to proceed with the proposals (the “Adjournment Proposal”).

The number of votes cast for or against, as well as the number of abstentions as to the Extension Amendment Proposal, are set forth below.

For	Against	Abstain
7,270,057	247,751	99,772

Accordingly, the Extension Amendment Proposal was approved.

As there were sufficient votes at the time of the Meeting to approve the Extension Amendment Proposal, the Adjournment Proposal, which had been previously voted on by proxy, was not presented to shareholders at the Meeting.

Shareholders holding 3,018,308 of the Company’s Public Shares exercised their right to redeem such shares for a pro rata portion of the funds in the Trust Account. As a result, $31,907,588.28 (approximately $10.57 per share) will be removed from the Trust Account to pay such holders. Following redemptions, the Company has 3,881,692 Public Shares outstanding.

The Company filed the Charter Amendment with the Cayman Islands Registrar of Companies on November 14, 2023. A copy of the Charter Amendment is attached hereto as Exhibit 3.1, and is incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
3.1	Amendment to the Amended and Restated Memorandum and Articles of Association of the Company
10.1	Promissory Note Issued to Xiaosen Sponsor LLC, dated November 10, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Distoken Acquisition Corporation

Date: November 16, 2023	By:	/s/ Jian Zhang
		Name:	Jian Zhang
		Title:	Chief Executive Officer

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